UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 23, 2015

BARRACUDA NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36162	83-0380411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3175 S. Winchester Blvd.

Campbell, California 95008

(Address of principal executive offices, including zip code)

(408) 342-5400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 23, 2015, Barracuda Networks, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Intronis, Inc., a Delaware corporation (“Intronis”), Igloo Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and certain other parties, pursuant to which Merger Sub will merge with and into Intronis, and Intronis will continue to exist as a wholly-owned subsidiary of the Company.

Under the terms of the Merger Agreement, the Company will pay $65 million in cash (the “Purchase Price”) for the transaction subject to certain adjustments set forth in the Merger Agreement, which the Company expects to finance through available cash and cash equivalents. The Merger Agreement provides that $7.0 million of the Purchase Price will be held in escrow by the Company as partial security for the indemnification obligations of the equityholders of Intronis. The transaction is expected to close in the third quarter of the Company’s fiscal year 2016 and is subject to customary closing conditions, including, among others, the delivery of certain third party consents, employment agreements and non-competition agreements and the approval of Intronis’ stockholders. Additionally, each of the Company, Merger Sub and Intronis has made customary representations, warranties and covenants in the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which the Company will file with the Company’s Form 10-Q for the quarter ending November 30, 2015 or by earlier Current Report on Form 8-K.

Item 8.01	Other Events.

On September 29, 2015, the Company issued a press release announcing that it entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Neither the information in Section 8.01 of this Current Report on Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Barracuda Networks, Inc., dated September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRACUDA NETWORKS, INC.

By:	/s/ Diane C. Honda
Diane C. Honda Vice President, General Counsel & Secretary

Date: September 29, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Barracuda Networks, Inc., dated September 29, 2015